EXHIBIT 3.221

STATE OF CALIFORNIA Bill Jones Secretary of State LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION
LLC -1

IMPORTANT - Read the instructions before completing the form. This document is presented for filing pursuant to Section 17050 of the California Corporations Code

1.	Limited liability company name:

(End the name with “LLC” or “Limited Liability Company” “No periods between the letters in “LLC”. “Limited” and “Company” may be abbreviated to “Ltd.” and “Co.”)

M/V TAHOE PARA-DICE II, LTD., LLC

2.	Latest date (month/day/year) on which the limited liability company is to dissolve:

12/31/2098

3.	The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killes Limited Liability Company Act.

4.	Enter the name of initial agent for service of process and check the appropriate provision below:

Michael Kay, which is

☒	an individual residing in California. Proceed to Item 5.

☐	a corporation which has filed a certificate pursuant to Section 1505 of the California Corporations Code. Skip Item 5 and proceed to Item 6.

5.	If the initial agent for service of process is an individual, enter a business or residential street address in California:

Street Address:	255 North Market, Suite 190
San Jose

City:	State: California	Zip Code: 95110

6.	The limited liability company will be managed by: (check one)

☐  one manager                        ☐  more than one manager                                         ☒  limited liability company member

7.	If other matters are to be included in the Articles of Organization attach one or more separate pages.

Number of pages attached, if any:

8. It is hereby declared that I am the person who executed this instrument which execution is my act and deed.	For Secretary of State Use

/s/ Michael Kay Signature of organizer	101998163087

Michael Kay Type or print name of organizer	Filed in the office of the Secretary of State of the State of California
Date: June 8, 1998
June 12 1998

LLC-1 Approved by the Secretary of State Filing Fee $70 1/96	/s/ Bill Jones BILL JONES, Secretary of State

State of California Bill Jones Secretary of State	FILED in the office of the Secretary of State of the State of California
LIMITED LIABILITY COMPANY CERTIFICATE OF AMENDMENT	May 30, 2000
/s/ Bill Jones BILL JONES, Secretary of State
A $30.00 filing fee must accompany this form IMPORTANT – Read instructions before completing this form.	This space For Filing Use Only

1. Secretary of State File Number:	2. Name of Limited Liability Company:

101998163087	M/V Tahoe Para-Dice II, Ltd., LLC

3.	Complete only the sections where information is being changed. Additional pages may be attached if necessary.

A.	Limited Liability Company Name (end the name with the words “Limited Liability Company,” “Ltd. Liability Co.” or the abbreviations “LLC” or “LLC.”)

  Paradise Hornblower, LLC

B.	The Limited Liability Company will be managed by (Check One):

☒  one manager    ☐  more than one manager    ☐  single member limited liability company    ☐  all limited liability company members

C.	Amendment to text of the Articles of Organization:

D.	Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include al change in the latest date on which the limited liability company is to dissolve or any change in the events that will cause the dissolution.

4.	Future Effective Date, if any: Month Day Year

5.	Number of pages attached, if any: NONE

6.	Declaration: It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

Terry A. MacRae
/s/ Terry A. MacRae	Member /Manager/President
Signature of Authorized Person	Type or Print Name and Title

4/15/00
Date

7.	RETURN TO:

NAME	John R. Domingos, Esq.
FIRM	Law Offices of John R. Domingos, P.C.
ADDRESS	351 California Street, Suite 600
CITY/STATE	San Francisco, CA 94104
ZIP CODE

SEC/STATE (REV. 12/99)	FORM LLC-2 – FILING FEE: $30.00 Approved by Secretary of State